As filed with the Securities and Exchange Commission on March 26, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CROWN CASTLE INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	76-0470458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, Texas 77057

(713) 570-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel K. Schlanger

Senior Vice President, Chief Financial Officer and Treasurer

Crown Castle International Corp.

1220 Augusta Drive, Suite 600

Houston, Texas 77057

(713) 570-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Stephen L. Burns Johnny G. Skumpija Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Kenneth J. Simon Senior Vice President and General Counsel Crown Castle International Corp. 1220 Augusta Drive, Suite 600 Houston, Texas 77057 (713) 570-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities (1)
Preferred Stock, $0.01 par value per share (1)
Common Stock, $0.01 par value per share (1)
Warrants (1)

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees. Securities registered hereunder may be sold either separately or as units comprising more than one type of security registered hereunder.

PROSPECTUS

CROWN CASTLE INTERNATIONAL CORP.

Debt Securities

Preferred Stock

Common Stock

Warrants

The securities covered by this prospectus may be sold from time to time by Crown Castle International Corp. In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as are set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holder.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities, together with the documents we incorporate by reference herein and therein, before you decide to invest in any of these securities.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “CCI.”

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 29. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 26, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under the shelf registration process, we, or certain of our security holders, may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we or a selling security holder may offer. Each time we, or, under certain circumstances, our security holders, sell securities in a manner not described herein, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities, together with the additional information described under the heading “Where You Can Find More Information,” before you decide to invest in any of these securities.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus, unless otherwise indicated or the context otherwise requires, the terms “Crown Castle,” “we,” “our,” “Company” and “us” refer to Crown Castle International Corp., a Delaware corporation, and its subsidiaries on a consolidated basis. Additionally, unless the context suggests otherwise, references to “U.S.” are to the United States of America and Puerto Rico, collectively.

References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.

We prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, any prospectus supplement and any free writing prospectus, together with the documents we incorporate by reference herein or therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on the front cover of this prospectus, the date of the applicable prospectus supplement, the date of the applicable free writing prospectus or the date of such incorporated document, as the case may be. Our business, financial condition, results of operations and prospects may have changed since the applicable date.

THE COMPANY

We own, operate and lease shared communications infrastructure that is geographically dispersed throughout the U.S., including (1) approximately 40,000 towers and other structures, such as rooftops (collectively, “towers”) and (2) approximately 60,000 route miles of fiber primarily supporting small cell networks (“small cells”) and fiber solutions. Our towers, fiber and small cells assets are collectively referred to herein as “communications infrastructure,” and our customers on our communications infrastructure are referred to herein as “tenants.” Our customers include AT&T, T-Mobile, Verizon Wireless and Sprint, which collectively accounted for 83% of our site rental revenues for the year ended December 31, 2017.

Our core business is providing access, including space or capacity, to our shared communications infrastructure via long-term contracts in various forms, including lease, license, sublease and service agreements. We seek to increase our site rental revenues by adding more tenants on our shared communications infrastructure, which we expect to result in significant incremental cash flows due to our low incremental operating costs. Site rental revenues represented 84% of our consolidated net revenues for the year ended December 31, 2017.

As of December 31, 2017, approximately 56% and 71% of our towers were located in the 50 and 100 largest U.S. basic trading areas (“BTAs”), respectively. Our towers have a significant presence in each of the top 100 BTAs. As of December 31, 2017, we derive in excess of one-third of our Towers segment site rental gross margin on land and other property interests (collectively, “land”) that we own, including fee interests and perpetual easements, and we derive approximately two-thirds of our Towers segment site rental gross margin from land that we lease, sublease, manage or license.

The majority of our small cells and fiber are located in major metropolitan areas, including a presence within every major U.S. market. The vast majority of our fiber assets are located on public rights-of-way.

As part of our effort to provide comprehensive communications infrastructure solutions, we also offer certain network services primarily relating to our towers and small cells, predominately consisting of (1) site development services relating to existing or new tenant equipment installations, including: site acquisition, architectural and engineering, or zoning and permitting and (2) tenant equipment installation or subsequent augmentations. The large majority of our network services and other revenues relate to our Towers segment.

Our principal executive offices are located at 1220 Augusta Drive, Suite 600, Houston, Texas 77057, and our telephone number is (713) 570-3000. We maintain an internet website at www.crowncastle.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by Crown Castle described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision with respect to an offering of our securities, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The statements contained in or incorporated by reference in this prospectus include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our securities and other matters that are based on our management’s expectations as of the filing date of this prospectus with the SEC. Statements contained in or incorporated by reference in this prospectus that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (“Securities Act”). In addition, words such as “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “expect,” “likely,” “predicted,” “positioned” and any variations of these words and similar expressions are intended to identify forward-looking statements. Such statements include plans, projections and estimates and are found at various places throughout this prospectus and the documents incorporated by reference herein. These forward-looking statements, including those relating to future business prospects, revenues and income, wherever they occur in this prospectus or documents incorporated by reference in this prospectus, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various risks, uncertainties and assumptions, including prevailing market conditions and other important factors, including those set forth in or incorporated by reference in this prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include those factors described in the sections entitled “Risk Factors” on page 3 of this prospectus and page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of the documents incorporated by reference herein. You also should understand that it is not possible to predict or identify all such factors and that the risk factors as listed in our filings with the SEC should not be considered a complete statement of all potential risks and uncertainties. We undertake no obligation to update any forward-looking statements as a result of future events or developments. As used herein, the term “including,” and any variation thereof, means “including without limitation.” Unless the context otherwise requires, the use of the word “or” herein is not exclusive.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, repayment of indebtedness, the financing of possible acquisitions and investments or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder to be named in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND DIVIDENDS ON PREFERRED STOCK AND LOSSES ON PURCHASES

OF PREFERRED STOCK

The following table sets forth our ratio of earnings to fixed charges, the excess of our earnings to cover fixed charges, our ratio of earnings to combined fixed charges and dividends on preferred stock and losses on purchases of preferred stock and the excess of our earnings to cover fixed charges and dividends on preferred stock and losses on purchases of preferred stock for the periods indicated.

	Year Ended December 31,
	2013	2014	2015	2016	2017
	(dollars in thousands)
Ratio of Earnings to Fixed Charges	1.3	1.4	1.6	1.5	1.5
Excess of Earnings to Cover Fixed Charges	$249,169	$332,085	$469,024	$366,844	$459,048
Ratio of Earnings to Combined Fixed Charges and Dividends on Preferred Stock and Losses on Purchases of Preferred Stock	1.3	1.3	1.5	1.4	1.4
Excess of Earnings to Cover Fixed Charges and Dividends on Preferred Stock and Losses on Purchases of Preferred Stock	$237,806	$288,097	$425,036	$333,853	$400,754

For purposes of computing the ratios of earnings to fixed charges and earnings to combined fixed charges and dividends on preferred stock and losses on purchases of preferred stock, earnings represent income before income taxes and fixed charges less interest capitalized. Fixed charges consist of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness, interest capitalized and the interest component of operating lease expense.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description. As used in this section, “CCIC,” “we,” “our” and “us” refer only to Crown Castle International Corp. and not to its consolidated subsidiaries. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the indenture (as defined below).

We may issue debt securities from time to time in one or more series. The debt securities will represent direct, general obligations of CCIC. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more base indentures, together with related supplemental indentures or officers’ certificates, between us and The Bank of New York Mellon Trust Company, N.A., as trustee (collectively, as applicable, “indenture”), or another trustee named in the prospectus supplement. In addition to debt securities issued under the indenture described below, we may issue debt securities under the indenture dated as of April 15, 2014 between CCIC and The Bank of New York Mellon Trust Company, N.A., as trustee (“existing indenture”). The terms of the existing indenture and any debt securities issued thereunder will be set forth in the prospectus supplement relating to such debt securities. A copy of the form of the base indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference herein. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture.

General

The debt securities represent direct, general obligations of CCIC and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in certificated or uncertificated form; and

•	may be represented by one or more global securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global securities will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•	the title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

•	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

•	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest, if any, shall be payable or the method by which such dates will be determined, any record dates and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the form of the debt securities of the series;

•	the currency or currencies in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to debt securities of such series shall be payable or the method of such payment, if by wire transfer, mail or other means;

•	the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part at our option or otherwise;

•	if other than as provided in the indenture, our obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for our common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

•	if other than denominations of $2,000 or integral multiples of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any changes or additions to the provisions of the indenture dealing with defeasance;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to the terms of the indenture or provable in bankruptcy;

•	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended (“TIA”), are applicable and any corresponding changes to provisions of the indenture as then in effect;

•	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders of such series of debt securities to declare the principal, premium and interest, if any, on such series of debt securities due and payable pursuant to the terms of the indenture;

•	if other than as provided in the indenture, whether the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities of such series in certificated form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•	if the trustee, paying agent or registrar of a series is other than the trustee initially named in the indenture;

•	the applicability of, and any addition to or change in, the covenants and definitions set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets which apply to debt securities of the series;

•	the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

•	whether the debt securities of a series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of CCIC or any guarantor;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture then in effect;

•	with regard to debt securities of a series that do not bear interest, the dates for certain required reports to the trustee; and

•	any other terms of the debt securities of the series subject, if applicable, to the applicable provisions of the indenture.

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

•	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

•	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest shall have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Paying Agent and Registrar for the Notes

Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, (1) the trustee will initially act as the paying agent and registrar for each series of debt securities, (2) CCIC may change the paying agent or registrar under the indenture without prior notice to the holders and (3) CCIC or any of its subsidiaries may act as paying agent or registrar under the indenture.

Transfer and Exchange

Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply for each series of debt securities.

A holder may transfer or exchange debt securities in accordance with the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. Holders will be required to pay all taxes due on transfer. CCIC is not required to transfer or exchange any debt securities selected for redemption. Also, CCIC is not required to transfer or exchange any debt securities for a period of 15 days before a selection of debt securities to be redeemed.

Book-Entry, Delivery and Form

Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply for each series of debt securities.

The debt securities will be initially issued in the form of one or more global securities (collectively, the “global securities”) registered in the name of The Depository Trust Company (“DTC”) or its nominee.

Upon the issuance of a global security, DTC or its nominee will credit the accounts of Persons holding through it with the respective principal amounts of the debt securities represented by such global security purchased by such Persons. Such accounts shall be designated by the underwriters. Ownership of beneficial interests in a global security will be limited to Persons that have accounts with DTC (“participants”) or Persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in such global security other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

Notwithstanding anything to the contrary contained in this “Description of Debt Securities,” as long as the debt securities are in the form of a global security, notice to the holders may be made electronically in accordance with procedures of DTC or any successor thereto.

Payment of principal of and interest on debt securities represented by a global security will be made in immediately available funds to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented thereby for all purposes under the indenture. CCIC has been advised by DTC that upon receipt of any payment of principal of or interest on any global security, DTC or its nominee will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such global security as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in “street name” and will be the sole responsibility of such participants.

A global security may not be transferred except as a whole by DTC or a nominee of DTC to DTC or to a nominee of DTC. A global security is exchangeable for certificated debt securities only if:

•	DTC notifies CCIC that it is unwilling or unable to continue as a depositary for such global security or if at any time DTC ceases to be a clearing agency registered under the Exchange Act;

•	CCIC, in its discretion, at any time determines not to have all the debt securities represented by such global security; or

•	there shall have occurred and be continuing a default or an Event of Default with respect to the debt securities represented by such global security.

Any global security that is exchangeable for certificated debt securities pursuant to the preceding sentence will be exchanged for certificated debt securities in authorized denominations and registered in such names as DTC or any successor depositary holding such global security may direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of like denomination to be registered in the name of DTC or any successor depositary or its nominee. In the event that a global security becomes exchangeable for certificated debt securities,

•	certificated debt securities will be issued only in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	payment of principal of, and premium, if any, and interest on, the certificated debt securities will be payable, and the transfer of the certificated debt securities will be registrable, at the office or agency of CCIC maintained for such purposes; and

•	no service charge will be made for any registration of transfer or exchange of the certificated debt securities, although CCIC may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered owner of such global security, DTC or such successor depositary or nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the indenture and the debt securities of the applicable series. Except as set forth above, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered to be the holders of any debt securities under such global security. Accordingly, each Person owning a beneficial interest in a global security must rely on the procedures of DTC or any successor depositary, and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a holder under the indenture. CCIC understands that under existing industry practices, in the event that CCIC requests any action of holders or that an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, DTC or any successor depositary would authorize the participants holding the relevant beneficial interest to give or take such action and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised CCIC that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (or their representatives) own DTC. Access to DTC’s book-entry registration and transfer system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of CCIC, the trustee or the underwriters will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Selection and Notice

Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply to any redemption of debt securities under the indenture.

If less than all of the debt securities of a series are to be redeemed at any time, the debt securities to be redeemed will be selected in accordance with the procedures of the depositary, which initially is DTC or its successor or nominee.

No debt securities of $2,000 of principal amount or less will be redeemed in part. Notices of redemption will be sent by electronic transmission or first class mail at least 30 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address or otherwise in accordance with the applicable procedures of the depositary. Notices of redemption may be conditional and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied.

If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security shall state the portion of the principal amount of that debt security to be redeemed. A new debt security in principal amount equal to the unredeemed portion of the original debt security presented for redemption will be issued in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption, subject to any condition included in such notice of redemption, become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on such debt securities or portions of them called for redemption unless CCIC defaults on payment of the redemption price.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Certain Covenants

Below is a summary of certain covenants for the benefit of holders of each series of debt securities under the indenture unless otherwise provided in the applicable prospectus supplement. If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, may contain certain additional covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the applicable prospectus supplement. The specific terms of these additional covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Merger, Consolidation and Sale of Assets

The indenture provides that we may not:

(1)    consolidate or merge with or into (whether or not CCIC is the surviving corporation); or

(2)    sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets in one or more related transactions to, another corporation, Person or entity, unless:

(a)    either:

(i)    CCIC is the surviving corporation; or

(ii)    the entity or the Person formed by or surviving any such consolidation or merger (if other than CCIC) or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person (which, if not a corporation, includes a corporate co-issuer) organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)    the entity or Person formed by or surviving any such consolidation or merger (if other than CCIC) or the entity or Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of CCIC under the debt securities and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee; and

(c)    immediately after such transaction no default or Event of Default shall have occurred and be continuing.

SEC Reports

Whether or not required by the SEC’s rules and regulations, so long as any debt securities are outstanding, CCIC will furnish to the trustee, within 15 days after CCIC is required to file (or would be required to file assuming it were subject to such requirements and including any extensions thereof) such annual and quarterly reports, information, documents and other reports with the SEC, copies of CCIC’s annual report and of the information, documents and other reports that CCIC is required to file (or would be required to file assuming it were subject to such requirements and including any extensions thereof) with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. CCIC will also comply with the applicable provisions of Section 314(a) of the TIA. To the extent such filings are made with the SEC, the reports will be deemed to be furnished to the trustee and holders.

In the event that the rules and regulations of the SEC permit CCIC and any direct or indirect parent of CCIC to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of CCIC, consolidating reporting at the parent entity’s level in a manner consistent with that described in this covenant for CCIC will satisfy this covenant, and the indenture will permit CCIC to satisfy its obligations in this covenant with respect to financial information relating to CCIC by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than CCIC and its Subsidiaries, on the one hand, and the information relating to CCIC and its Subsidiaries on a standalone basis, on the other hand.

Events of Default and Remedies

Each of the following constitutes an “Event of Default” under the indenture with respect to any series of debt securities:

(1)	default for 30 days in the payment when due of interest on the debt securities of the applicable series;

(2)	default in payment when due of the principal of or premium, if any, on the debt securities of the applicable series;

(3)	failure by CCIC or any of its Subsidiaries to comply with the provisions described under the caption “Certain Covenants—Merger, Consolidation and Sale of Assets”;

(4)	failure by CCIC or any of its Subsidiaries for 60 days (or 120 days in the case of a failure to comply with the reporting obligations described under the caption “Certain Covenants—SEC Reports”) after notice to comply with any of its other applicable agreements in the indenture or the debt securities of the applicable series;

(5)	default under any indebtedness for money borrowed by CCIC or any of its Significant Subsidiaries, or the payment of which is guaranteed by CCIC or any of its Significant Subsidiaries, whether such indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

(a)	is caused by a failure to pay principal of or premium, if any, or interest on the indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of the default (a “Payment Default”); or

(b)	results in the acceleration of the indebtedness prior to its express maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more;

(6)	failure by CCIC or any of its Significant Subsidiaries to pay final judgments aggregating (net of amounts covered by insurance policies) in excess of $250 million, which judgments are not paid, discharged or stayed for a period of 60 days; or

(7)	certain events of bankruptcy or insolvency described in the indenture with respect to CCIC or any of its Subsidiaries.

A prospectus supplement may omit, modify or add to the foregoing Events of Default with respect to the applicable series of debt securities.

However, a default under clause (4) above will not constitute an Event of Default for any series of debt securities until the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series notify CCIC of the default and CCIC does not cure such default within the time specified after receipt of such notice.

If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of the applicable series may declare all such debt securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to CCIC, all outstanding debt securities will become due and payable without further action or notice. Holders of the debt securities may not enforce the indenture or the debt securities except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then-outstanding debt securities of any series may direct the trustee in its exercise of any trust or power.

The holders of a majority in aggregate principal amount of the debt securities then outstanding of any series by notice to the trustee may, on behalf of the holders of all the debt securities of such series, waive any existing default or Event of Default and its consequences under the indenture with respect to such series, except a continuing default or Event of Default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The indenture provides that if a default or Event of Default occurs and is continuing with respect to a series of debt securities and is known to the trustee, the trustee must send to each holder of the debt securities of such series a notice of the default within 90 days after it occurs. Except in the case of a default or an Event of Default in the payment of principal of or interest on any debt security, the trustee may withhold notice if and so long as a committee of its trust officers determines in good faith that withholding notice is in the interest of the holders of such debt securities. In addition, CCIC is required to deliver to the trustee, within 90 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. CCIC is also required to deliver to the trustee, promptly after the occurrence thereof, written notice of any event that would constitute a default or Event of Default, the status thereof and what action CCIC is taking or proposes to take in respect thereof.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of CCIC, as such, shall have any liability for any obligations of CCIC under the debt securities, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

CCIC may, at its option and at any time, elect to have all of its obligations discharged with respect to the debt securities of any series outstanding (“Legal Defeasance”), except for the following provisions, which shall survive until otherwise terminated or discharged under the indenture:

(1)	the rights of holders of outstanding debt securities of the applicable series to receive payments in respect of the principal of, premium, if any, and interest on the debt securities of such series when such payments are due from the trust referred to below;

(2)	CCIC’s obligations with respect to the debt securities of such series concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and CCIC’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, CCIC may, at its option and at any time, elect to have the obligations of CCIC released with respect to certain covenants that are described in the indenture and any additional covenants contained in the applicable supplemental indenture (“Covenant Defeasance”) with respect to the debt securities of any series and thereafter any omission to comply with such obligations shall not constitute a default or Event of Default with respect to the debt securities of such series. In the event Covenant Defeasance occurs with respect to the debt securities of any series, certain events described under “Events of Default and Remedies,” but not including nonpayment and bankruptcy, receivership, rehabilitation and insolvency events with respect to CCIC, will no longer constitute an Event of Default with respect to the debt securities of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	CCIC must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of the applicable series, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and CCIC must specify whether the debt securities of such series are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, CCIC shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

(a)	CCIC has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the initial issue date of such series of securities, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, CCIC shall have delivered to the trustee an opinion of counsel of a nationally recognized law firm in the United States confirming that the holders of the outstanding debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no default or Event of Default shall have occurred and be continuing with respect to the outstanding debt securities of the applicable series either:

(a)	on the date of such deposit, other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or

(b)	insofar as Events of Default from bankruptcy or insolvency events with respect to CCIC are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the indenture with respect to the outstanding debt securities of the applicable series, to which CCIC or any of its Subsidiaries is a party or by which CCIC or any of its Subsidiaries is bound;

(6)	CCIC must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7)	CCIC must deliver to the trustee an officers’ certificate stating that the deposit was not made by CCIC with the intent of preferring the holders of the debt securities of the applicable series over any other creditors of CCIC or with the intent of defeating, hindering, delaying or defrauding creditors of CCIC or others; and

(8)	CCIC must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance with respect to the debt securities of the applicable series have been complied with.

Satisfaction and Discharge

The indenture will cease to be of further effect (except as to surviving rights of transfer or exchange of the applicable debt securities, as expressly provided for in the indenture) with respect to the debt securities of any series when (a) CCIC delivers to the trustee for cancellation all debt securities of such series or (b) all outstanding debt securities of such series not delivered to the trustee for cancellation become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and CCIC deposits with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption of all outstanding debt securities of such series.

Amendment, Supplement and Waiver

Except as described in the two paragraphs below, the holders of a majority in principal amount of the debt securities outstanding of any series can, with respect to the debt securities of such series:

(1)	consent to any amendment or supplement to the indenture or the debt securities of such series; and

(2)	waive any existing default or Event of Default under, or the compliance with any provisions of, the indenture or the debt securities of such series.

Consents and waivers obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities shall be included for purposes of the previous sentence.

Without the consent of each holder of each outstanding debt security of any series affected, an amendment or waiver with respect to any debt securities of the applicable series held by a non-consenting holder may not:

(1)	reduce the principal amount of such debt securities whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any such debt security or alter the provisions with respect to the redemption (other than the notice period) of such debt securities;

(3)	reduce the rate of or extend the time for payment of interest on any such debt securities;

(4)	waive a default or Event of Default in the payment of principal of or premium, if any, or interest on such debt securities, excluding a rescission of acceleration of the debt securities of such series by the holders of at least a majority in aggregate principal amount of the debt securities of such series and a waiver of the Payment Default that resulted from such acceleration;

(5)	make any such debt security payable in money other than that stated in the debt securities of the applicable series;

(6)	make any change in the provisions of the indenture relating to waivers of past defaults or Events of Default or the rights of holders to receive payments of principal of or premium, if any, or interest on the debt securities of the applicable series;

(7)	waive a redemption payment with respect to such debt securities; or

(8)	make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any holder, CCIC and the trustee may amend or supplement the indenture with respect to the debt securities of the applicable series to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3)	provide for the assumption of CCIC’s obligations to holders of debt securities of the applicable series in the case of a merger or consolidation;

(4)	make any change that would provide any additional rights or benefits to the holders of such series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder of such series of debt securities in any material respect;

(5)	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture or any supplemental indenture under the TIA;

(6)	conform a provision of the indenture or supplemental indenture to the extent such provision was intended to be a substantially verbatim recitation of the applicable provision in this “Description of Debt Securities” or under the caption “Description of Notes” (or comparable section) in any prospectus supplement, as applicable;

(7)	in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

(8)	add guarantees with respect to the debt securities or to secure the debt securities;

(9)	add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (A) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision or (B) become effective only when there is no such debt security outstanding;

(10)	evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

(11)	establish the form or terms of debt securities and coupons of any series, as described under “General” above.

Concerning the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of CCIC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the debt securities then outstanding of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the indenture with respect to the debt securities of such series, subject to certain exceptions. The indenture provides that if an Event of Default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following descriptions set forth certain general terms of our common stock, our 6.875% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share (“Mandatory Convertible Preferred Stock”), and our authorized but unissued preferred stock. While we believe that the following description covers the material terms of our capital stock, the descriptions may not contain all of the information that is important to you. The descriptions set forth below are not complete and are subject to, and qualified in their entirety by, our Restated Certificate of Incorporation (“Charter”), our amended and restated by-laws (“By-laws”), the General Corporation Law of the State of Delaware (“DGCL”), the Certificate of Designations of our Mandatory Convertible Preferred Stock (“Certificate of Designations”) and, for any other series of preferred stock, the certificate of designations relating to such particular series of preferred stock. The particular terms of any series of preferred stock offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to that series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. Copies of our Charter and By-laws and the Certificate of Designations have been filed as exhibits to the registration statement of which this prospectus forms a part. You are urged to read the Charter, the By-laws and the Certificate of Designations in their entirety. As used in this Section, unless otherwise expressly stated or the context otherwise requires, the terms “Company,” “Crown Castle,” “we,” “our” and “us” refer to Crown Castle International Corp. and not to any of its subsidiaries.

Authorized Capital

Our authorized capital stock consists of 600,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of March 22, 2018, there were 414,818,909 shares of our common stock outstanding and 1,649,998 shares of our Mandatory Convertible Preferred Stock outstanding.

Our common stock is listed for trading on the NYSE under the trading symbol “CCI” and our Mandatory Convertible Preferred Stock is listed for trading on the NYSE under the trading symbol “CCI-PA.”

Common Stock

Voting Rights

Each share of our common stock is entitled to one vote. Holders of our common stock vote together as a single class on all matters presented for a vote of the stockholders, except as provided under the DGCL. See also “—Charter and By-laws—Election and Removal of Directors” below.

Dividends and Liquidation Rights

Each share of our common stock is entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for that purpose, subject to certain rights of holders of preferred stock, including the rights of holders of Mandatory Convertible Preferred Stock. In the event of our voluntary or involuntary liquidation, dissolution or winding up, after satisfaction of amounts payable to our creditors and distribution of any preferential amounts to the holders of outstanding preferred stock, including Mandatory Convertible Preferred Stock, holders of our common stock are entitled to share ratably in the assets available for distribution to the stockholders.

Other Provisions

The holders of our common stock have no preemptive, subscription or redemption rights and are not entitled to the benefit of any sinking fund. All outstanding shares of common stock are validly issued, fully paid and nonassessable. Under the DGCL, stockholders generally are not personally liable for a corporation’s acts or debts.

Preferred Stock

Under the Charter, our board of directors is authorized, without further stockholder action, to issue up to 20,000,000 shares of preferred stock, par value $0.01 per share, in one or more series by filing a certificate of designations with the Secretary of State of the State of Delaware. Such certificate of designations may set forth the designations, powers, preferences and rights of the shares of each such series of preferred stock and the qualifications, limitations and restrictions thereof, including the dividend rate, the redemption provisions, if any, the amount payable in the event of our voluntary or involuntary liquidation, winding-up or dissolution, the terms and conditions, if any, of conversion and the voting rights. We have filed the Certificate of Designations with the Secretary of State of the State of Delaware to create the Mandatory Convertible Preferred Stock described below.

Mandatory Convertible Preferred Stock

The Mandatory Convertible Preferred Stock is a series of our preferred stock and impacts the rights of holders of our common stock. Each share of Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on August 1, 2020 into a number of shares of our common stock based on a specified conversion rate, which is subject to adjustment from time to time. The expected quarterly dividend on the Mandatory Convertible Preferred Stock, when, as and if declared, is $17.1875 per share (based on the annual dividend rate of 6.875% and a liquidation preference of $1,000.00 per share). Declared dividends on the Mandatory Convertible Preferred Stock are payable quarterly on February 1, May 1, August 1 and November 1 of each year to and including August 1, 2020. A further description of the terms of our Mandatory Convertible Preferred Stock is set forth in the Capital Stock Description (as defined in “—Where You Can Find More Information”) and incorporated by reference herein and is subject to, and qualified in its entirety by, the full terms of the Certificate of Designations contained in Exhibit 4.2 to the registration statement of which this prospectus forms a part.

Charter and By-laws

Stockholders’ rights and related matters are governed by the DGCL, our Charter and our By-laws. Certain provisions of our Charter and By-laws, descriptions of which are summarized or otherwise incorporated within this prospectus, may have the effect, either alone or in combination with each other, of discouraging or making more difficult a tender offer or takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in its best interest. Such provisions may also adversely affect prevailing market prices for our capital stock. We believe that such provisions are necessary to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in our best interests and those of our stockholders.

Election and Removal of Directors

The Charter provides for the annual election of directors on our board of directors.

The Charter also provides that any director, except for directors who may be elected by the holders of any series of preferred stock, may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class. “Voting Stock” is defined in the Charter as the outstanding shares of our capital stock entitled to vote in a general vote of our stockholders as a single class with shares of our common stock.

No Stockholder Action by Written Consent; Special Meeting

The Charter prohibits stockholders from taking action by written consent in lieu of an annual or special meeting, and, thus, stockholders may only take action at an annual or special meeting called in accordance with the By-laws. The By-laws provide that special meetings of stockholders may only be called by (a) our secretary, chief executive officer or president at the direction of our board of directors pursuant to a resolution adopted by the board or (b) the chief executive officer.

These provisions could have the effect of delaying consideration of a stockholder proposal until the next annual meeting. These provisions would also prevent the holders of a majority of the voting power of our capital stock entitled to vote from unilaterally using the written consent procedure to take stockholder action.

Advance Notice Requirements for Stockholder Proposals and Director Nominations; Proxy Access

The By-laws establish advance notice procedures for stockholder proposals and the nomination, other than by or at the direction of the board of directors, of candidates for election as directors. These procedures provide that the notice of stockholder proposals and stockholder nominations for the election of directors at an annual meeting must be in writing and received by our secretary at least 90 days but not more than 120 days prior to the first anniversary of our preceding year’s annual meeting. However, if the date of our annual meeting is more than 30 days earlier than, or more than 90 days later than, the anniversary date of our preceding year’s annual meeting, notice by a stockholder will be considered timely if it is delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public disclosure of the date of the annual meeting was made. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee.

By requiring advance notice of nominations by stockholders, these procedures afford our board of directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders about these qualifications. By requiring advance notice of other proposed business, these procedures provide our board of directors with an opportunity to inform stockholders of any business proposed to be conducted at a meeting, together with any recommendations as to the board of directors’ position on action to be taken on such business. This should allow stockholders to better decide whether to attend a meeting or to grant a proxy for the disposition of any such business.

Our By-laws also contain a proxy access right provision to permit a stockholder, or group of up to 20 stockholders, who owns (and continues to own) 3% or more of our common stock and has continuously owned our common stock for at least three years to nominate and include in our proxy materials candidates for election as directors of the Company. Such stockholders or groups of stockholders may nominate up to the greater of two individuals or 20% of the board of directors, provided that the stockholders and the nominees satisfy the notice requirements specified in the By-laws and comply with the other procedural requirements.

Dilution

The Charter provides that our board of directors is authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders to purchase from us shares of stock or other securities of us or of any other corporation. Our board of directors is authorized to issue these rights even though the creation and issuance of these rights could have the effect of discouraging third parties from seeking, or impairing their right to seek, to:

•	acquire a significant portion of our outstanding securities;

•	engage in any transaction which might result in a change of control of the corporation; or

•	enter into any agreement, arrangement or understanding with another party to accomplish these transactions or for the purpose of acquiring, holding, voting or disposing of any of our securities.

Amendments

The Charter and the By-laws provide that we may amend, alter, change or repeal any provision contained in the Charter or a preferred stock designation. However, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class, is required to amend, repeal or adopt any provision inconsistent with certain provisions of the Charter, including the provisions discussed above relating to the issuance of stockholder rights, prohibiting stockholder action by written consent and prohibiting the calling of special meetings by stockholders.

The By-laws may be amended by either the holders of 80% of the voting power of the voting stock or by the majority of the board, but the board may alter, amend or repeal or adopt new by-laws in conflict with certain of the By-law provisions only by a two-thirds vote of the entire board.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL which generally prohibit certain transactions between a Delaware corporation and an interested stockholder for a period of three years after the date such interested stockholder acquired its stock, unless:

•	the business combination is approved by the corporation’s board of directors prior to the date the interested stockholder acquired shares;

•	the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special meeting.

A business combination is defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value of 10% or more of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Exclusive Forum

The By-laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our current or past directors, officers or other employees to us or any of our stockholders (including any beneficial owner of our stock), (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or the By-Laws and (d) any action asserting a claim governed by the internal affairs doctrine, will, to the fullest extent permitted by law, be the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any state or federal court in the state of Delaware that has jurisdiction. The By-laws also provide that any person (including any entity) purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to the exclusive forum provisions in the By-laws.

Limitations of Directors’ Liability

The Charter provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders’ derivatives suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions do not limit the liability of directors under federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.

Ownership Limitations and Transfer Restrictions

To facilitate our continued qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (“Code”), the Charter contains ownership limitations and transfer restrictions on our capital stock. These ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our capital stock or otherwise be in the best interest of our stockholders. All certificates representing shares of capital stock bear a legend describing such ownership limitations and transfer restrictions.

In order for us to continue to satisfy the requirements for REIT qualification, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our capital stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year. To satisfy these ownership requirements and other requirements for continued qualification as a REIT and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, the Charter contains provisions limiting the ownership and restricting the transfer of shares of our capital stock.

The relevant section of the Charter provides that, among other things and subject to certain exceptions described below, no “Person” (as defined in the Charter) may beneficially or constructively own, or be deemed to beneficially or constructively own by virtue of the attribution provisions of the Code, more than 9.8%, by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock (which restriction we refer to as the “common stock ownership limit”), or 9.8% in aggregate value of the outstanding shares of all classes and series of our capital stock, including our common stock and Mandatory Convertible Preferred Stock (which restriction we refer to as the “aggregate stock ownership limit”).

The applicable constructive ownership rules under the Code are complex and may cause capital stock owned actually or constructively by a group of related individuals or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of our outstanding capital stock or less than 9.8% in value or number of our outstanding shares of common stock (including through the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of our outstanding capital stock or 9.8% in value or number of our outstanding shares of common stock. The number and value of our outstanding shares of capital stock (or any class or series thereof) beneficially or constructively owned by any individual or entity shall be determined by our board of directors, whose determination shall be binding and conclusive.

Our board of directors, in its sole discretion, may (prospectively or retroactively) exempt a person from the aggregate stock ownership limit and common stock ownership limit described above and may establish different limits on ownership for any such person (which we refer to as an “excepted holder limit”) and may (prospectively or retroactively) increase any excepted holder limit with respect to any person. However, our board of directors may not exempt any person or increase an excepted holder limit for any person whose ownership of outstanding capital stock would violate the other provisions on transferability and ownership set forth in the Charter and described below. In order to be considered by our board of directors for an exemption from the aggregate stock ownership limit and common stock ownership limit or for an increase in an excepted holder limit, a person must make such representations and undertakings as our board of directors determines are reasonably necessary to determine that no person’s beneficial or constructive ownership of our capital stock will violate the other provisions on transferability and ownership set forth in the Charter and described below, and that such person does not and will not own, actually or constructively, an interest in a tenant of ours that would cause us to own, actually or constructively, more than a 9.9% interest in such tenant. As a condition to such exemption or such increase in an excepted holder limit, our board of directors may require an opinion of counsel or Internal Revenue Service ruling satisfactory to our board of directors and may impose such other conditions or restrictions as it deems necessary, appropriate or desirable in connection with granting such exemption or such increase in an excepted holder limit.

Our board of directors, in its sole discretion, may also increase or decrease the aggregate stock ownership limit and common stock ownership limit for all stockholders, provided that the new ownership limits would not allow five or fewer persons to beneficially own more than 49.9% of the value of our outstanding capital stock. A reduced aggregate stock ownership limit and common stock ownership limit will not apply to any person whose percentage ownership of our capital stock or our common stock, as applicable, is in excess of such decreased ownership limit, until such time as such person’s percentage ownership of our capital stock or our common stock, as applicable, equals or falls below such decreased ownership limit. However, until such time as such person’s percentage ownership of our capital stock or our common stock, as applicable, falls below such decreased ownership limit any further acquisition of our capital stock or our common stock, as applicable, will be in violation of the decreased ownership limit.

The Charter further prohibits:

•	any person from beneficially owning shares of our capital stock to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year);

•	any person from beneficially or constructively owning shares of our capital stock to the extent that such beneficial or constructive ownership would otherwise result in our failing to qualify as a REIT (including, but not limited to, beneficial ownership or constructive ownership that would result in our actually owning or constructively owning an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code);

•	any person from beneficially or constructively owning shares of our capital stock to the extent such beneficial or constructive ownership could result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code; and

•	any person from transferring shares of our capital stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

The foregoing provisions on transferability and ownership, including the aggregate stock ownership limit and common stock ownership limit, will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate the aggregate stock ownership limit and common stock ownership limit or any of the other foregoing restrictions on transferability and ownership will be required to give written notice to us immediately (or, in the case of a proposed or attempted transaction, written notice at least 15 days prior to such transaction) and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT and to ensure compliance with the aggregate stock ownership limit and common stock ownership limit.

Pursuant to the Charter, if there is any purported transfer of our capital stock or other event or change of circumstances that, if effective, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our capital stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the “purported transferee.” No purported transferee shall acquire any rights in such shares and any dividend or other distribution paid to the purported transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction contained in the Charter, then the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our capital stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price on the day of such event and (ii) the market price of the shares on the date we accept, or our designee accepts, such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. We may reduce the amount payable to the purported transferee by the amount of dividends or other distributions that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. We shall pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee and any dividends or other distributions held by the trustee shall be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any dividends or other distributions that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions held by the trustee with respect to such capital stock. In addition, if prior to discovery by us that shares of our capital stock have been transferred to a trust, such shares of capital stock are sold by a purported transferee, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of such shares that exceeds the amount that such purported transferee was entitled to receive as described above, such excess amount shall be paid to the trustee upon demand and immediately paid to the charitable beneficiary. The purported transferee will have no rights in the shares held by the trustee.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our capital stock set forth in the Charter, our board of directors may take such action as it deems necessary, appropriate or desirable to refuse to give effect to or to prevent such violation, including causing us to redeem shares of our capital stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Within 30 days after the end of each taxable year, every owner of more than 5% (or such lower percentage as required by the Code or the Treasury regulations thereunder) of the outstanding shares of our capital stock must provide us written notice of the person’s name and address, the number of shares of each class and series of our capital stock that such person beneficially or constructively owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial or constructive ownership on our qualification as a REIT and to ensure compliance with the aggregate stock ownership limit and common stock ownership limit. In addition, each beneficial or constructive owner of our capital stock, and any person (including the stockholder of record) who is holding shares of our capital stock for a beneficial or constructive owner will, upon demand, be required to provide us with such information as we may request in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the aggregate stock ownership limit and common stock ownership limit.

Transfer Agent and Registrar

Computershare Inc. is the transfer agent and registrar for the Company’s common stock and the conversion agent for the Mandatory Convertible Preferred Stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property) and the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures, and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.

In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the FiberNet, Wilcon and Lightower businesses the registrant acquired during 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of LTS Group Holdings LLC and its subsidiary as of and for the year ended December 31, 2016, incorporated in this prospectus by reference to our Current Report on Form 8-K/A filed December 15, 2017 (which amended our Current Report on Form 8-K filed November 1, 2017), have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available through the investor relations section of our website at http://investor.crowncastle.com. Except for documents incorporated by reference into this prospectus as described below, no information in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered as part of this prospectus.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by this prospectus (other than information furnished under Items 2.02 or 7.01 of any Form 8-K or Rule 406T of Regulation S-T, which is not deemed filed under the Exchange Act). This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	our Current Reports on Form 8-K filed January 10, 2018, January 17, 2018, February 27, 2018, March 5, 2018 and March 26, 2018 and our Current Report on Form 8-K/A filed February 21, 2018 (which amended our Current Report on Form 8-K filed November 2, 2017);

•	our Current Report on Form 8-K/A filed December 15, 2017 (which amended our Current Report on Form 8-K filed November 1, 2017); and

•	the description of our capital stock contained in Exhibit 4.1 of our Current Report on Form 8-K filed December 16, 2014, as supplemented by the description of our Mandatory Convertible Preferred Stock contained in our Final Prospectus Supplement filed pursuant to Rule 424(b)(2) under the Securities Act on July 24, 2017 and any subsequent amendments and reports filed for the purpose of updating such descriptions (collectively, “Capital Stock Description”).

We will provide to each person, including any beneficial owner of our securities, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference in this prospectus. You can request copies of such documents if you write or call us at the following address or telephone number: Investor Relations, Crown Castle International Corp., 1220 Augusta Drive, Suite 600, Houston, Texas 77057, (713) 570-3000, or you may visit the investor relations section of our website at http://investor.crowncastle.com for copies of any such document. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by Crown Castle International Corp. (“Registrant”) in connection with the sale or distribution of the securities registered under this registration statement. All of the amounts shown are estimates.

Amount
SEC Registration Fee	$	*
Printing and Engraving Expenses		**
Legal Fees and Expenses		**
Rating Agency Fees		**
Accounting Fees and Expenses		**
Trustee Fees		**
Miscellaneous		**

Total	$	**

*	Under Rules 456(b) and 457(r) of the Securities Act, applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.
**	As the amount of the securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities in the section thereof entitled “Underwriting.”

Item 15. Indemnification of Directors and Officers

Set forth below is a description of certain provisions of our restated certificate of incorporation (“Charter”), our amended and restated by-laws (“By-laws”) and the General Corporation Law of the State of Delaware (“DGCL”), as such provisions relate to the indemnification of the directors and officers of the Registrant. This description is intended only as a summary and is qualified in its entirety by reference to the Charter, the By-laws and the DGCL.

Pursuant to the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of an action by or in the right of such corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a present or former director or officer is successful in the defense of such an action, suit or proceeding (or of any claim, issue or matter therein), the corporation is required by the DGCL to indemnify such person for actual and reasonable expenses (including attorneys’ fees) incurred thereby.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid (on terms and conditions satisfactory to the corporation) in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification and advancement of expenses described above shall not be deemed exclusive of other indemnification or advancement of expenses that may be granted by a corporation pursuant to its by-laws, a disinterested director vote, a stockholder vote, an agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

Accordingly, the Charter provides that the Registrant shall, to the maximum extent permitted under the DGCL, indemnify each person who is or was a director or officer of the Registrant. The Registrant may, by action of the board of directors, indemnify other employees and agents of the Registrant, directors, officers, employees or agents of a subsidiary, and each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Registrant, with the same scope and effect as the indemnification of directors and officers of the Registrant. However, the Registrant shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the Charter or otherwise by the Registrant. The Registrant may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the Charter.

Furthermore, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (1) for any breach of his or her duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which he or she derived an improper personal benefit.

The By-laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or, while a director or officer of the Registrant, a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the DGCL. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Registrant shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors or is a Proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by the By-laws. The Registrant shall pay to the fullest extent not prohibited by applicable law the expenses incurred by any person described in the first two sentences of this paragraph in defending any such Proceeding in advance of its final disposition upon, to the extent such an undertaking is required by applicable law, receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant as authorized in the By-laws or otherwise.

The By-laws further provide that the indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by, or granted pursuant to, the By-laws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, any provision of the Charter, any other provision of the By-laws, a disinterested director vote, a stockholder vote or otherwise. The Registrant may also maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, partner, member, employee or agent of the Registrant or a subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The By-laws further provide that the Registrant may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to be paid by the Registrant the expenses incurred in defending any Proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Registrant or a subsidiary thereof and to any person who is or was serving at the request of the Registrant or a subsidiary thereof as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Registrant or a subsidiary thereof, to the fullest extent of the provisions of the By-laws with respect to the indemnification and advancement of expenses of directors and officers of the Registrant.

The Registrant carries liability insurance for its directors and officers.

Item 16. Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of Filing	Exhibit Number

1.1**	Form of Equity Securities Underwriting Agreement	—	—	—	—

1.2**	Form of Debt Securities Underwriting Agreement	—	—	—	—

4.1	Restated Certificate of Incorporation of Crown Castle International Corp. (conformed copy including all amendments through July 20, 2017)	8-K	001-16441	July 26, 2017	3.1

4.2	Certificate of Designations of 6.875% Mandatory Convertible Preferred Stock, Series A, of Crown Castle International Corp., filed with the Secretary of State of the State of Delaware and effective July 26, 2017	8-K	001-16441	July 26, 2017	3.2

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of Filing	Exhibit Number

4.3	Amended and Restated By-Laws of Crown Castle International Corp., dated December 15, 2017	8-K	001-16441	December 15, 2017	3.1

4.4	Form of Common Stock Certificate	8-K	001-16441	December 16, 2014	4.2

4.5	Form of Convertible Preferred Stock Certificate (included as Exhibit A to Exhibit 3.2)	8-K	001-16441	July 26, 2017	3.2

4.6	Base Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee	8-K	001-16441	April 15, 2014	4.1

4.7	First Supplemental Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee	8-K	001-16441	April 15, 2014	4.2

4.8	Second Supplemental Indenture dated December 15, 2014, between Crown Castle REIT Inc., Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee	8-K	001-16441	December 16, 2014	4.5

4.9	Third Supplemental Indenture dated December 15, 2014, between Crown Castle REIT Inc., Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee	8-K	001-16441	December 16, 2014	4.6

4.10	Fourth Supplemental Indenture dated February 8, 2016 between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated April 15, 2014, between Crown Castle international corp. and The Bank of New York Mellon Trust Company, N.A., as trustee	8-K	001-16441	February 8, 2016	4.1

4.11	Fifth Supplemental Indenture dated May 6, 2016, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee	8-K	001-16441	May 6, 2016	4.1

4.12	Sixth Supplemental Indenture dated September 1, 2016, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee	8-K	001-16441	September 1, 2016	4.1

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of Filing	Exhibit Number

4.13	Seventh Supplemental Indenture dated February 2, 2017, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee	8-K	001-16441	February 2, 2017	4.1

4.14	Eighth Supplemental Indenture dated May 1, 2017, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee	8-K	001-16441	May 1, 2017	4.1

4.15	Ninth Supplemental Indenture dated August 1, 2017, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee	8-K	001-16441	August 1, 2017	4.1

4.16	Tenth Supplemental Indenture dated January 16, 2018, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated April 15, 2014, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee	8-K	001-16441	January 17, 2018	4.1

4.17*	Form of Indenture between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee	—	—	—	—

4.18**	Form of Debt Security	—	—	—	—

4.19**	Form of Warrant	—	—	—	—

4.20**	Form of Warrant Agreement	—	—	—	—

5.1*	Opinion of Cravath, Swaine & Moore LLP	—	—	—	—

12.1*	Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Dividends on Preferred Stock and Losses on Purchases of Preferred Stock	—	—	—	—

23.1*	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)	—	—	—	—

23.2*	Consent of PricewaterhouseCoopers LLP—Crown Castle International Corp. and Subsidiaries	—	—	—	—

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Date of Filing	Exhibit Number

23.3*	Consent of Deloitte & Touche LLP—LTS Group Holdings LLC and Subsidiary	—	—	—	—

24.1*	Power of Attorney (included on the signature page)	—	—	—	—

25.1*	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee for the Base Indenture dated April 15, 2014	—	—	—	—

25.2*	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee for the Form of Indenture	—	—	—	—

*	Filed herewith.
**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1) (i), (vii), or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) For an offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes that:

(1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 26, 2018.

CROWN CASTLE INTERNATIONAL CORP.,

by	/s/ Daniel K. Schlanger
	Name:	Daniel K. Schlanger
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kenneth J. Simon, Daniel K. Schlanger and Jay A. Brown, and each of them, any one of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this registration statement (including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Jay A. Brown Jay A. Brown	President, Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2018

/s/ Daniel K. Schlanger Daniel K. Schlanger	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	March 26, 2018

/s/ Robert S. Collins Robert S. Collins	Vice President and Controller (Principal Accounting Officer)	March 26, 2018

/s/ J. Landis Martin J. Landis Martin	Chairman of the Board of Directors	March 26, 2018

/s/ P. Robert Bartolo P. Robert Bartolo	Director	March 26, 2018

/s/ Cindy Christy Cindy Christy	Director	March 26, 2018

Signatures	Title	Date

/s/ Ari Q. Fitzgerald Ari Q. Fitzgerald	Director	March 26, 2018

/s/ Robert E. Garrison II Robert E. Garrison II	Director	March 26, 2018

/s/ Andrea J. Goldsmith Andrea J. Goldsmith	Director	March 26, 2018

/s/ Lee W. Hogan Lee W. Hogan	Director	March 26, 2018

/s/ Edward C. Hutcheson Jr. Edward C. Hutcheson Jr.	Director	March 26, 2018

/s/ Robert F. McKenzie Robert F. McKenzie	Director	March 26, 2018

/s/ Anthony J. Melone Anthony J. Melone	Director	March 26, 2018

/s/ W. Benjamin Moreland W. Benjamin Moreland	Director	March 26, 2018